Exhibit 99.1

Foundation Medicine Receives Medicare Payment in Non-Small Cell Lung Cancer under a Local Coverage Determination for FoundationOne®, the Company’s Comprehensive Genomic Profiling Assay

CAMBRIDGE, Mass.--(BUSINESS WIRE)--March 2, 2017--Foundation Medicine, Inc. (NASDAQ:FMI) today announced that it has received payment from Palmetto GBA, the Company’s Medicare Administrative Contractor (MAC) in North Carolina, for its FoundationOne comprehensive genomic profiling assay when used in the clinical course of care for individuals in the United States with Stage IIIB/IV non-small cell lung cancer (NSCLC) who meet the eligibility requirements under Palmetto GBA’s Local Coverage Determination L36143 (LCD). The LCD was most recently updated on December 22, 2016. Foundation Medicine began submitting an initial set of claims to Palmetto GBA in January 2017 for FoundationOne, and received its first payments for claims under this LCD on March 1, 2017.

“Coverage and payment for FoundationOne under Palmetto GBA’s LCD is a positive step toward advancing access to precision medicines for individuals living with non-small cell lung cancer,” said Troy Cox, chief executive officer for Foundation Medicine. “We look forward to continuing to work with Palmetto GBA as we gain additional payment experience under this LCD for non-small cell lung cancer. We will continue to work with FDA and CMS as they review our universal companion diagnostic test through the Parallel Review process with the goal of being the first pan-cancer, universal companion diagnostic test to receive FDA approval and a National Coverage Determination from CMS.”

About Foundation Medicine
Foundation Medicine (NASDAQ:FMI) is a molecular information company dedicated to a transformation in cancer care in which treatment is informed by a deep understanding of the genomic changes that contribute to each patient's unique cancer. The company offers a full suite of comprehensive genomic profiling assays to identify the molecular alterations in a patient's cancer and match them with relevant targeted therapies, immunotherapies and clinical trials. Foundation Medicine’s molecular information platform aims to improve day-to-day care for patients by serving the needs of clinicians, academic researchers and drug developers to help advance the science of molecular medicine in cancer. For more information, please visit http://www.FoundationMedicine.com or follow Foundation Medicine on Twitter (@FoundationATCG).

Cautionary Note Regarding Forward-Looking Statements for Foundation Medicine

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding reimbursement of the Company’s comprehensive genomic profiling assays, the benefits provided by an FDA-approved and CMS-covered version of the Company’s universal companion diagnostic test, and progress with the Parallel Review process with FDA and CMS; the scope and timing of any approval of FoundationOne as a medical device by FDA and any potential national coverage decisions by CMS; and strategies for achieving Medicare coverage decisions at the local or national level and new and expanded coverage from third-party payers. All such forward-looking statements are based on management's current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include the risks that FDA does not approve our universal companion diagnosic test as a medical device or that CMS does not decide to offer our universal companion diagnostic test as a covered benefit under Medicare; FDA or CMS is delayed in the completion of the Parallel Review process; and the risks described under the caption "Risk Factors" in Foundation Medicine's Annual Report on Form 10-K for the year ended December 31, 2016, which is being filed with the Securities and Exchange Commission on the date hereof, as well as other risks detailed in Foundation Medicine's subsequent filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and Foundation Medicine undertakes no duty to update this information unless required by law.

CONTACT:
Foundation Medicine, Inc.
Media Contact:
Lee-Ann Murphy, 617-245-3077
pr@foundationmedicine.com
or
Investor Contact:
Kimberly Brown, 617-418-2215
ir@foundationmedicine.com